Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of March 13, 2006, between Atlas Pipeline Partners, L.P., a Delaware limited partnership with offices at 311 Rouser Road, Moon Township, Pennsylvania 15108 (the “Company”) and the Purchaser set forth on the signature page hereto (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated on or about the date hereof, by and between the Company and the Purchaser (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, 30,000 6.5% Convertible Preferred Units (the “Initial Preferred Units”), subject to the terms and conditions set forth therein; and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has an option to sell an additional 10,000 6.5% Convertible Preferred Units (the “Option Preferred Units” and together with the Initial Preferred Units, the “Preferred Units”); and

WHEREAS, the terms of the Convertible Units provide that they will be convertible into common units representing limited partner interests (the “Common Units”) of the Company; and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and each Purchaser agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreements or the Certification of Designations of the Preferred Units. As used in this Agreement, the following terms shall have the following respective meanings:

“Certificate of Designations” shall mean the Certificate of Designations of the Preferred Units.

“Closing” and “Closing Date” shall mean the Initial Closing and Initial Closing Date (each as defined in the Purchase Agreement) with respect to the purchase of the Initial Preferred Units.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Holder” and “Holders” shall include the Purchaser and any transferee or transferees of Registrable Securities and/or Preferred Units which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

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The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean: (i) the Common Units (without regard to any limitations on beneficial ownership contained in the Certificate of Designations) issued or issuable to each Holder (a) upon conversion of the Preferred Units, (b) upon any distribution with respect to, any exchange for or any replacement of such Preferred Units, or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any split, dividend, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses, except that any such Common Units or other securities shall cease to be Registrable Securities when (x) they have been sold to the public or (y) they may be sold by the Holder thereof under Rule 144(k).

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within “Registration Expenses.”

2. Registration Requirements. The Company shall use its best efforts to effect the registration of the resale of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include, without limitation, the following:

(a) The Company shall, as expeditiously as possible after the Closing Date:

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(i) But in any event within 120 days of the Closing, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities and, no other securities (the “Registration Statement”), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers the resale of such indeterminate number of additional Common Units as may be issued upon conversion of the Convertible Units. The number of Common Units initially included in such Registration Statement shall be no less than the sum of two times the number of Common Units that are then issuable upon conversion of the Preferred Units (assuming full conversion, respectively, at the then applicable Conversion Price (as defined in the Certificate of Designations). Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 180 days (or, if the SEC elects to review the Registration Statement, 270 days) following the Closing Date (the “Effectiveness Deadline”). Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv) Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions, to the extent required; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify each Holder immediately of the happening of any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any

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supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

(vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii) Permit counsel to the Holders to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than two (2) full Trading Days (as defined in the Certificate of Designations)) prior to each filing and will not request acceleration of the Registration Statement without prior notice to such counsel.

(viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Units are then listed and prepare and file any required filings with the Principal Market.

(b) Set forth below in this Section 2(b) are (I) events that may arise that the Purchaser considers will interfere with the full enjoyment of their rights under this Agreement, the Purchase Agreement, the Certificate of Designations (the “Interfering Events”), and (II) certain remedies applicable in each of these events.

(i) Delay in Effectiveness of Registration Statement.

In the event that such Registration Statement has not been declared effective by the Effectiveness Deadline or the Company at any time fails to issue unlegended Registrable Securities to the extent required by Article V of the Purchase Agreement, then the Company shall pay each Holder (other than (i) in the case of a Registration Statement not declared effective, a Holder of Registrable Securities that the Company could exclude from registration in accordance with Section 9 and (ii) in the case of a failure to issue unlegended certificates in accordance with the Purchase Agreement, a Holder that is not a party to, including as a permitted assignee bound to, the Purchase Agreement) a Monthly Delay Payment (as defined below) with respect to each successive 30-day period (or portion thereof appropriately prorated) thereafter that effectiveness of the Registration Statement is delayed or failure to issue such unlegended Registrable Securities persists.

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(B) Subject to subsection (C)(II) below, as used in this Agreement, a “Monthly Delay Payment” shall be a cash payment equal to 0.25% of the amount (the “Delay Amount”) equal to (x) the Conversion Price as of the end of the applicable 30-day period multiplied by (y) the sum of the number of Common Units that are Registrable Securities and held by the applicable Holder as of the end of the applicable 30-day period plus the number of Common Units issuable upon conversion of Preferred Units held by such Holder; provided, however, that in no event shall the Company be required to pay the Holder an amount that exceeds, in the aggregate, 2.5% of the Delay Amount. Payment of the Monthly Delay Payments shall be due and payable from the Company to such Holder on the later of (I) the end of the applicable 30-day period or portion thereof and (II) 5 business days after demand therefor. At the option of the Holder, Monthly Delay Payments may be added to the outstanding Liquidation Value of the Preferred Units held by it.

(C) Notwithstanding the foregoing, there shall be excluded from the calculation of the number of days that the Registration Statement has not been declared effective the delays which are solely attributable to delays in the Holder providing information required for the Registration Statement.

(ii) Blackout Periods. In the event the Registration Statement has become effective and, afterwards, any Holder’s ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) 30 days in any 90- day period or (ii) 60 days in any calendar year (“Suspension Grace Period”), including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Blackout”), then the Company shall provide to each Holder a Monthly Delay Payment for each 30-day period or portion thereof (appropriately prorated) from and after the expiration of the Suspension Grace Period, on the terms set forth in Section 2(b)(i)(B) above until the end of the suspension period.

(iii) Cumulative Remedies. The Monthly Delay Payments provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Certificate of Designations, the Purchase Agreement and this Agreement, including without limitation, the right to monetary contract damages and specific performance; provided that no Holder may collect more than one Monthly Delay Payment with respect to the same 30-day period or portion thereof. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

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(c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by nationally or regionally recognized investment bankers reasonably satisfactory to the Company.

(d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection with any underwritten offering or when the SEC has required that the Holders be identified as underwriters in the Registration Statement in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

(i) make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

(ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and, if any Holder is identified as an underwriter therein and if such Holder represents to such counsel that is performing due diligence review customary in underwritten offerings, within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering such matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

(iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and, if any Holder is identified as an underwriter therein and if such Holder represents to such accountants that is performing due diligence review customary in underwritten offerings at the beginning of each fiscal year following a year during which the Company’s independent certified public accountants shall have reviewed any of the Company’s books or records, a “comfort” letter from the Company’s independent certified public accountants addressed to each underwriter (including the Holders, if the SEC has required them to be identified as underwriters in the Registration Statement), if any, to the extent requested by such underwriters, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in form mutually agreed upon and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; and, if customary with respect to shelf underwriting, such accountants shall have undertaken in each such letter to update the same

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during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to such underwriters or Holders; provided that such recipient shall have represented to such accountants that is required to be identified as an underwriter and that is performing due diligence reviews customary to underwritten offerings;

(iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings; and

(v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any.

(e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders’ due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential. Notwithstanding the foregoing, the foregoing right shall not extend to any Holder (i) who is not a financial investor or entity or (ii) who, itself or through any affiliate, has any strategic business interest that would reasonably be expected to be in conflict with any business of the Company or its subsidiaries.

(f) Subject to Section 2(b) above and to clause (i) below, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, (i) such a suspension is required by the rules and regulations of the Commission or (ii) it is determined in good faith by the General Partner of the Company that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), it is in the best interests of the Company to suspend such use, and prior to suspending such use in accordance with this clause (ii) the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. The Company will use reasonable best efforts to cause such suspension to terminate at the earliest possible date. This provision shall not affect the right of Holders to receive Monthly Delay Payments pursuant to Section 2(b) above.

(g) If the Holders become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to

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the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly issued Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and cause such Registration Statement to become effective within 90 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this Agreement shall apply to the registration of the resale of such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

(h) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period (as defined below), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(i) Each Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2(a)(v) 2(a)(vi) or 2(f), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(l), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(j) If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

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3. Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

4. Registration on Form S-3. The Company shall use its best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement or Form S-3 covering the Registrable Securities has been declared effective by the SEC.

5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the earlier of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto, (b) until such Registrable Securities shall have been sold under Rule 144 or (c) until such Registrable Securities may be sold by the Holders under Rule 144(k) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) (the “Registration Period”). Subject to Section 8 below, this Agreement shall be terminated automatically without further action by any party hereto upon the expiration of the Registration Period.

6. Indemnification.

(a) Company Indemnity. The Company will indemnify and hold harmless each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending

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any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based (i) on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein or (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents and partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c) Procedure. Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to

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the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

9. Information by Holders. Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the prospectus pursuant to Rule 424(b) under the Securities Act, to the extent that such supplement is legally required. Such information shall include a description of (i) the name of such Holder and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

10. Replacement Certificates. The certificate(s) representing the Registrable Securities held by any Purchaser (or then Holder) may be exchanged by such Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registerable Securities, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or exchange. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificates representing a Registrable Security and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new certificate of like tenor and dated as of such cancellation at no charge to the holder.

11. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a permitted transferee or assignee of Preferred Units or Registrable Securities, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any permitted transferee or assignee of any Preferred Units or Registrable Securities; provided in each case that the Company must be given written notice by the Purchaser at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

Atlas Pipeline Partners, L.P.	Page 13

12. Reports Under The 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

13. Miscellaneous.

(a) Remedies. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Jurisdiction. Each of the Company and the Purchaser (i) hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in the Borough of Manhattan, New York County, New York State for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Atlas Pipeline Partners, L.P.	Page 14

(c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

to the Company:

Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, Pennsylvania 15108
Telephone:	(412) 262-2830
Facsimile:	(412) 262-2820
Attention:	Lisa Washington

Atlas Pipeline Partners, L.P.	Page 15

with a copy to:

Ledgewood
1900 Market Street
Suite 750
Philadelphia, PA 19103
Telephone:	(215) 731-9450
Facsimile:	(215) 735-2513
Attention:	Lisa A. Ernst

to the Purchaser:

As set forth on Schedule I hereto

with a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, New York 10176
Attn: Lawrence D. Hui, Esq.
Tel:	(212) 986-6000
Fax:	(212) 986-8866

Any party hereto may from time to time change its address for notices by giving at least five (5) days’ written notice of such changed address to the other parties hereto.

(d) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(e) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f) Signatures. Facsimile signatures shall be valid and binding on each party submitting the same.

(g) Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Certificate of Designations and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties.

(h) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state.

Atlas Pipeline Partners, L.P.	Page 16

(i) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[Signature Page Follows]

Atlas Pipeline Partners, L.P.	Page 17

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.
By:	Atlas Pipeline Partners GP, LLC

By:
Name:
Title:

SUNLIGHT CAPITAL PARTNERS, LLC

By:
Name:
Title:

Schedule I

Name of Purchaser	Contact Information
Sunlight Capital Partners, LLC.	712 Fifth Avenue 36th Floor New York, New York 10019 Attn: Sundar Srinivasan
	Tel:	(212) 506-2999
	Fax:	(212) 586-9467

Copy to: See Section 13(c)